UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2021

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Chesterbrook Boulevard, Suite 300,

Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange

Item 8.01.	Other Events

On March 17, 2021, Trinseo Materials Operating S.C.A. and Trinseo Materials Finance, Inc. (collectively, the “Issuers”), both wholly-owned indirect subsidiaries of Trinseo S.A., entered into a purchase agreement with the representatives of certain initial purchasers, relating to the issuance and sale of $450 million in gross proceeds of the Issuers’ senior notes due 2029 (the “Notes”). The net proceeds from the Notes offering, together with $750 million in incremental term loan borrowings expected to be available under the Issuers’ existing senior secured credit facility and available cash, will be used to pay the purchase price of the previously-announced acquisition of Arkema’s polymethyl methacrylates (PMMA) and activated methyl methacrylates (MMA) business, through the purchase of shares of certain subsidiaries of Arkema S.A. (the “Acquisition”), in addition to fees and expenses related to the offering and the Acquisition.

The Notes will bear interest at a rate of 5.125%. The Issuers will pay interest semi-annually in arrears on the Notes on February 15 and August 15 of each year beginning on August 15, 2021. The Notes will mature on April 1, 2029.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes and shall not constitute an offer, solicitation or sale of the Notes in any jurisdiction in which such offering, solicitation or sale would be unlawful. The Notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Note on Forward-Looking Statements

This current report on Form 8-K may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “will,” “may,” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding the Acquisition; estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities and cost synergies relating to the Acquisition, our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause such a difference include, but are not limited to, our failure to complete the Acquisition or meet the conditions to closing, including antitrust, works council and other regulatory approvals; the failure to obtain the financing necessary to fund the Acquisition and the impact of the substantial indebtedness to be incurred; costs related to the Acquisition; following the Acquisition, our ability to successfully integrate the acquired businesses, generate expected cost savings and synergies, maintain relationships with customers, retain key employees and profitably grow the business; and those factors discussed in our Annual Report on Form 10-K, under Part I, Item 1A —“Risk Factors” and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO S.A.

By:	/s/ David Stasse
Name:	David Stasse
Title:	Executive Vice President and Chief Financial Officer

Date: March 17, 2021